April 2015 Preliminary Terms No. 250 Registration Statement No. 333-190038 Dated April 24, 2015 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in U.S. and International Equities
Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities
Contingent Income Auto-Callable Securities offer the opportunity for investors to receive a contingent quarterly payment equal to at least 2.75% of the stated principal amount (the actual contingent quarterly payment will be determined on the pricing date) with respect to each quarterly determination date on which the closing level of each underlier is greater than or equal to 75% of its initial underlier value, which we refer to as a downside threshold level.  If the closing level of each underlier is greater than or equal to its initial underlier value on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment.  However, if on any determination date the closing level of any underlier is less than its initial underlier value, the securities will not be redeemed and if the closing level of any underlier is less than its downside threshold level, investors will not receive any contingent quarterly payment for that quarterly period. If the securities are not redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be the stated principal amount plus the contingent quarterly payment.  However, if the securities are not redeemed prior to maturity and the final underlier value of any underlier is less than its downside threshold level, at maturity investors will lose 1% of the stated principal amount of their investment for every 1% that the final underlier value of the worst performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 75% of the stated principal amount and could be zero.  Because all payments on the securities are based on the worst performing of the underliers, a decline in the closing level of any underlier below its downside threshold level on most or all of the determination dates will result in few or no contingent quarterly payments and/or a significant loss of your investment, even if the other underliers appreciate or have not declined as much.  The securities are for investors who are willing to risk their principal and seek an opportunity to receive interest at a potentially above-market rate, subject to automatic early redemption, in exchange for the risk of receiving few or no contingent quarterly payments over the entire term of the securities.  Investors will not participate in any appreciation of any underlier.  Investors may lose their entire initial investment in the securities.  The securities are unsecured and unsubordinated debt obligations of Barclays Bank PLC.  Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.  If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 4 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.  See “Risk Factors” and “Consent to UK Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus addendum.
SUMMARY TERMS
Issuer:	Barclays Bank PLC
Underliers:
MSCI Emerging Markets Index (Bloomberg ticker symbol “MXEF<Index>”) (the “MXEF Index”), Energy Select Sector Index (Bloomberg ticker symbol “IXE<Index>”) (the “IXE Index”) and EURO STOXX® Banks Index (Bloomberg ticker symbol “SX7E<Index>”) (the “SX7E Index”) (each an “underlier”)

Aggregate principal amount:	$
Stated principal amount:	$10 per security
Initial issue price:	$10 per security (see “Commissions and initial issue price” below)
Pricing date†:	April 30, 2015
Original issue date†:	May 6, 2015 (4 business days after the pricing date)
Maturity date†:	May 3, 2018, subject to postponement
Early redemption:
If, on any determination date other than the final determination date, the closing level of each underlier is greater than or equal to its initial underlier value, the securities will be automatically redeemed for an early redemption payment on the third business day following that determination date.  The securities will not be redeemed early if the closing level of any underlier is less than its initial underlier value on the related determination date.  No further payments will be made on the securities after they have been redeemed.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Contingent quarterly payment:
•   If, on any determination date, the closing level of each underlier is greater than or equal to its downside threshold level, we will pay a contingent quarterly payment of at least $0.275 (at least 2.75% of the stated principal amount) per security on the related contingent payment date. The actual contingent quarterly payment will be determined on the pricing date.
•   If, on any determination date, the closing level of any underlier is less than its downside threshold level, no contingent quarterly payment will be made with respect to that determination date.

Payment at maturity (per security):
•   If the final underlier value of each underlier is greater than or equal to its downside threshold level:
(i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date
•   If the final underlier value of any underlier is less than its downside threshold level:
stated principal amount × underlier performance factor of the worst performing underlier
This amount will be less than the stated principal amount of $10 and will represent a loss of at least 25%, and possibly all, of an investor’s initial investment. Investors may lose their entire initial investment in the securities. Any payment on the securities, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	By acquiring the securities, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power. See “Consent to U.K. Bail-in Power” on page 4 of this document.
Downside threshold level:
With respect to the MXEF Index: $        , which is equal to 75% of its initial underlier value (rounded to three decimal places)
With respect to the IXE Index: $        , which is equal to 75% of its initial underlier value (rounded to three decimal places)
With respect to the SX7E Index: $        , which is equal to 75% of its initial underlier value (rounded to three decimal places)

(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per security	$10	$10	$0.20(2) $0.05(3)	$9.75
Total	$	$	$	$
(1)
Our estimated value of the securities on the pricing date, based on our internal pricing models, is expected to be between $9.090 and $9.390 per security. The estimated value is expected to be less than the initial issue price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page 3 of this document.

(2)
Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.20 for each security they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each security.
One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the securities and hold such securities for investment for a period of at least 30 days. Accordingly, the total principal amount of the securities may include a portion that was not purchased by investors on the original issue date.  Any unsold portion held by our affiliate(s) may affect the supply of securities available for secondary trading and, therefore, could adversely affect the price of the securities in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.
Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 10 of this document, on page S-6 of the prospectus supplement, on page PA-1 of the prospectus addendum and on page IS-2 of the index supplement. You should read this document together with the related prospectus, prospectus supplement, prospectus addendum and index supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.
The securities will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.
The securities constitute our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.
Prospectus dated July 19, 2013	Prospectus Supplement dated July 19, 2013	Prospectus Addendum dated February 3, 2015	Index Supplement dated July 19, 2013
Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this document relates. Before you invest, you should read the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the prospectus addendum dated February 3, 2015, the index supplement dated July 19, 2013 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you each of these documents if you request them by calling your Barclays Bank PLC sales representative, such dealer or toll-free 1-888-227-2275 (Extension 2-3430). A copy of each of these documents may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Terms continued from previous page:
Initial underlier value:
With respect to the MXEF Index: $        , which is the closing level of that underlier on the pricing date
With respect to the IXE Index: $        , which is the closing level of that underlier on the pricing date
With respect to the SX7E Index: $        , which is the closing level of that underlier on the pricing date

Final underlier value:	With respect to each underlier, the closing level of that underlier on the final determination date
Closing level:
With respect to each underlier, on any scheduled trading day, the closing level of that underlier as published with respect to the regular weekday close of trading on that scheduled trading day as displayed on the applicable Bloomberg Professional® service (“Bloomberg”) page as set forth under “Underliers” above or any successor page on Bloomberg or any successor service, as applicable. In certain circumstances, the closing level of an underlier will be based on the alternate calculation of that underlier as described in “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” starting on page S-98 of the accompanying prospectus supplement.

Underlier performance factor:	With respect to each underlier, its final underlier value divided by its initial underlier value
Worst performing underlier:	The underlier with the lowest underlier performance factor
Determination dates†:
July 30, 2015, October 30, 2015, February 1, 2016, May 3, 2016, August 1, 2016, October 31, 2016, February 1, 2017, May 2, 2017, July 31, 2017, October 30, 2017, January 30, 2018 and April 30, 2018. We also refer to April 30, 2018 as the final determination date.

Contingent payment dates†:
With respect to each determination date, the third business day after that determination date, provided that the payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date

CUSIP / ISIN:	06743N777 / US06743N7773
Listing:	The securities will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)

†
Expected. In the event that we make any change to the pricing date or the original issue date, the determination dates and/or the maturity date may be changed so that the stated term of the securities remains the same.  In addition, the maturity date, contingent payment dates and determination dates are subject to postponement.  See “Additional Information about the Securities—Additional provisions—Postponement of maturity date and contingent payment dates,” “Additional Information about the Securities—Additional provisions—Postponement of determination dates” and “Additional Information about the Securities—Additional provisions—Market disruption events and adjustments.”

Barclays Capital Inc.

April 2015	Page 2

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Additional Terms of the Securities
You should read this document together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013, the prospectus addendum dated February 3, 2015 and the index supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which the securities are a part. This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, the prospectus addendum and the index supplement as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Prospectus addendum dated February 3, 2015:
http://www.sec.gov/Archives/edgar/data/312070/000119312515031134/d864437d424b3.htm

Index supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is expected to be less than the initial issue price of the securities. The difference between the initial issue price of the securities and our estimated value of the securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 10 of this document.

You may revoke your offer to purchase the securities at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their pricing date. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

April 2015	Page 3

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Consent to U.K. Bail-in Power

Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the Issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the securities, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the securities, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the securities. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the securities or receive a different security, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the securities.

By your acquisition of the securities, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

This is only a summary. For more information, please see “Risk Factors—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document and the full definition of “U.K. Bail-in Power” as well as the risk factors in the accompanying prospectus addendum.

April 2015	Page 4

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Investment Summary
Contingent Income Auto-Callable Securities
Principal at Risk Securities

The Contingent Income Auto-Callable Securities due May 3, 2018 Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index, which we refer to as the securities, provide an opportunity for investors to receive a contingent quarterly payment, which is an amount equal to at least $0.275 (at least 2.75% of the stated principal amount), with respect to each quarterly determination date on which the closing level of each underlier is greater than or equal to 75% of its initial underlier value, which we refer to as a downside threshold level.  The actual contingent quarterly payment will be determined on the pricing date.  The closing level of at least one of the underliers could remain below its downside threshold level for extended periods of time or even throughout the term of the securities so that you may receive no contingent quarterly payments on certain contingent payment dates or potentially no contingent quarterly payments at all over the term of the securities.

If the closing level of each underlier is greater than or equal to its initial underlier value on any determination date other than the final determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to that determination date, in which case investors will receive no further contingent quarterly payments. If the securities have not previously been redeemed and the final underlier value of each underlier is greater than or equal to its downside threshold level, the payment at maturity will also be the sum of the stated principal amount and the contingent quarterly payment with respect to the final determination date. However, if the securities have not previously been redeemed and the final underlier value of any underlier is less than its downside threshold level, investors will lose 1% of the stated principal amount of their investment for every 1% that the final underlier value of the worst performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 75% of the stated principal amount and could be zero.  Investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly payment. In addition, investors will not participate in any appreciation of any underlier.

Key Investment Rationale

The securities offer investors an opportunity to receive a contingent quarterly payment of at least $0.275 (at least 2.75% of the stated principal amount) with respect to each determination date on which the closing level of each underlier is greater than or equal to its downside threshold level.  The actual contingent quarterly payment will be determined on the pricing date.  If, on any determination date other than the final determination date, the closing level of each underlier is greater than or equal to its initial underlier value, the securities will be automatically redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment. The following scenarios reflect the potential payments, if any, on the securities:

Scenario 1
On any determination date other than the final determination date, the closing level of each underlier is greater than or equal to its initial underlier value.

▪ The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.

▪ Investors will not participate in any appreciation of any underlier from its initial underlier value and will receive no further contingent quarterly payments.

Scenario 2
The securities are not automatically redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level.

▪ The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date.

▪ Investors will not participate in any appreciation of any underlier from its initial underlier value.

Scenario 3
The securities are not automatically redeemed prior to maturity and the final underlier value of any underlier is less than its downside threshold level.

▪ The payment due at maturity will be equal to the stated principal amount times the underlier performance factor of the worst performing underlier. In this case, at maturity, the securities pay less than 75% of the stated principal amount and the loss of the stated principal amount will be proportionate to the percentage decrease in the final underlier value of the worst performing underlier from its initial underlier value.  For example, if the final underlier value of the worst performing underlier is 55% less than its initial underlier value, the securities will pay $4.50 per security, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount.  Investors will lose some and may lose all of their principal in this scenario.

April 2015	Page 5

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on the closing level of each underlier on the determination dates.

Diagram #1: Determination Dates Prior to the Final Determination Date

Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

April 2015	Page 6

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Hypothetical Examples
The numbers appearing in the following examples may have been rounded for ease of analysis. The examples below assume that the securities will be held until maturity or earlier redemption and do not take into account the tax consequences of an investment in the securities. The examples below are based on the following terms:*

Hypothetical Initial Underlier Values:	With respect to each underlier: 100.00
Hypothetical Downside Threshold Levels:	With respect to each underlier: 75.00, which is 75% of its hypothetical initial underlier value
Hypothetical Contingent Quarterly Payment:	$0.275 (2.75% of the stated principal amount). The actual contingent quarterly payment will be set on the pricing date and will be at least 2.75% of the stated principal amount.
Stated Principal Amount:	$10 per security

* Terms used for purposes of these hypothetical examples may not represent the actual initial underlier values, downside threshold levels or contingent quarterly payment applicable to the securities.  In particular, the hypothetical initial underlier value of 100.00 for each underlier used in these examples has been chosen for illustrative purposes only and may not represent a likely actual initial underlier value for any underlier.  Please see “MSCI Emerging Markets Index Overview,” “Energy Select Sector Index Overview” and “EURO STOXX® Banks Index Overview” below for recent actual values of the underliers.  The actual initial underlier values, downside threshold levels and contingent quarterly payment applicable to the securities will be determined on the pricing date.

The examples below are based on the worst performing underlier as of each determination date. We make no representation or warranty as to which of the underliers will be the worst performing underlier for the purpose of calculating the payment at maturity, if applicable, or as to what the closing level of any underlier will be on any determination date. For purposes of the examples below, the “worst performing underlier” on any determination date will be the underlier with the largest percentage decline from its initial underlier value to its closing level on that determination date.

In Examples 1 and 2, the closing level of each underlier fluctuates over the term of the securities and the closing level of each underlier is greater than or equal to its hypothetical initial underlier value of 100.00 on one of the first eleven determination dates (the actual initial underlier values will be determined on the pricing date).  Because the closing level of each underlier is greater than or equal to its initial underlier value on one of the first eleven determination dates, the securities are automatically redeemed following the relevant determination date.  In Examples 3 and 4, the closing level of at least one of the underliers on the first eleven determination dates is less than its initial underlier value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

April 2015	Page 7

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

	Example 1			Example 2
Determination Dates	Hypothetical Closing Level of the Worst Performing Underlier	Contingent Quarterly Payment (per $10 security)	Early Redemption Payment (per $10 security)	Hypothetical Closing Level of the Worst Performing Underlier	Contingent Quarterly Payment (per $10 security)	Early Redemption Payment (per $10 security)
#1	65.00	$0	N/A	95.00	$0.275	N/A
#2	100.00	—*	$10.275	50.00	$0	N/A
#3	N/A	N/A	N/A	65.00	$0	N/A
#4	N/A	N/A	N/A	70.00	$0	N/A
#5	N/A	N/A	N/A	80.00	$0.275	N/A
#6	N/A	N/A	N/A	75.00	$0.275	N/A
#7	N/A	N/A	N/A	70.00	$0	N/A
#8	N/A	N/A	N/A	95.00	$0.275	N/A
#9	N/A	N/A	N/A	80.00	$0.275	N/A
#10	N/A	N/A	N/A	125.00	—*	$10.275
#11	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A
* The early redemption payment includes the unpaid contingent quarterly payment with respect to the determination date on which the closing level of each underlier is greater than or equal to its initial underlier value and the securities are redeemed as a result.

In Example 1, the securities are automatically redeemed following the second determination date, as the closing level of each underlier on the second determination date is greater than or equal to its initial underlier value. Following the second determination date, you receive the early redemption payment, calculated as follows: stated principal amount + contingent quarterly payment = $10 + $0.275 = $10.275

In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments.

In Example 2, the securities are automatically redeemed following the tenth determination date, as the closing level of each underlier on the tenth determination date is greater than its initial underlier value. As the closing levels of each underlier on the first, fifth, sixth, eighth and ninth determination dates are greater than or equal to its downside threshold level, you receive the contingent quarterly payment of $0.275 with respect to those determination dates. Following the tenth determination date, you receive an early redemption payment of $10.275, which includes the contingent quarterly payment with respect to that determination date.

In this example, the early redemption feature limits the term of your investment to approximately 30 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. Further, although the worst performing underlier has appreciated by 25% from its initial underlier value on the tenth determination date, upon early redemption you receive only $10.275 per security and do not benefit from the appreciation of any underlier.

April 2015	Page 8

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

	Example 3			Example 4
Determination Dates	Hypothetical Closing Level of the Worst Performing Underlier	Contingent Quarterly Payment (per $10 security)	Early Redemption Payment (per $10 security)	Hypothetical Closing Level of the Worst Performing Underlier	Contingent Quarterly Payment (per $10 security)	Early Redemption Payment (per $10 security)
#1	65.00	$0	N/A	45.00	$0	N/A
#2	70.00	$0	N/A	60.00	$0	N/A
#3	60.00	$0	N/A	57.50	$0	N/A
#4	55.00	$0	N/A	65.00	$0	N/A
#5	45.00	$0	N/A	70.00	$0	N/A
#6	40.00	$0	N/A	60.00	$0	N/A
#7	45.00	$0	N/A	65.00	$0	N/A
#8	55.00	$0	N/A	55.00	$0	N/A
#9	62.50	$0	N/A	45.00	$0	N/A
#10	50.00	$0	N/A	67.50	$0	N/A
#11	65.00	$0	N/A	65.00	$0	N/A
Final Determination Date	50.00	$0	N/A	75.00	—*	N/A
Payment at Maturity	$5.00			$10.275
* The final contingent quarterly payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final underlier value of the worst performing underlier.

In Example 3, the closing level of at least one underlier is below its downside threshold level on each determination date throughout the term of the securities.  As a result, you do not receive any contingent quarterly payments during the term of the securities even if the closing levels of the other underliers on any of the determination dates have appreciated or have not declined below their respective downside threshold levels.  At maturity, you are fully exposed to the decline in the closing level of the worst performing underlier.  As the final underlier value of the worst performing underlier is less than its downside threshold level, investors will receive a cash payment at maturity that is less than the stated principal amount per security, calculated as follows:

($10 × underlier performance factor)

= $10 × (final underlier value / initial underlier value)

= $10 × (50 / 100) = $5.00

In this example, the cash payment you receive at maturity is significantly less than the stated principal amount.

In Example 4, the closing level of at least one underlier is below its downside threshold level on each of the first eleven determination dates.  As a result, you do not receive any contingent quarterly payments following those determination dates, even if the closing levels of the other underliers on those determination dates have appreciated or have not declined below their respective downside threshold levels.  In addition, the closing level of the worst performing underlier decreases to a final underlier value of 75.00. Although the final underlier value of the worst performing underlier is less than its initial underlier value, because the final underlier value of the worst performing underlier is still not less than its downside threshold level, you receive the stated principal amount plus a contingent quarterly payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$10 + $0.275 = $10.275

In this example, although the final underlier value of the worst performing underlier represents a 25% decline from its initial underlier value, you receive the stated principal amount per security plus the contingent quarterly payment, equal to a total payment of $10.275 per security at maturity.

April 2015	Page 9

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Risk Factors

An investment in the securities involves significant risks. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. Investing in the securities is not equivalent to investing directly in any or all of the underliers or the securities composing the underliers. The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” in the prospectus supplement, the prospectus addendum and the index supplement, including the risk factors discussed under the following headings of the prospectus supplement (unless otherwise noted):

o	“Risk Factors—Risks Relating to All Securities”;

o	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

o	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”;

o	“Risk Factors—Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise)”;

o
“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

o	“Risk Factors—Additional Risks Relating to Securities with More than One Reference Asset, Where the Performance of the Security Is Based on the Performance of Only One Reference Asset”; and

o	“Risk Factors—Under the terms of the notes, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” (in the accompanying prospectus addendum).

▪
The securities do not guarantee the return of any principal or the payment of regular interest. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final underlier value of any underlier is less than its downside threshold level, you will be exposed to the decline in the closing level of the worst performing underlier, as compared to its initial underlier value, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount in cash equal to the stated principal amount times the underlier performance factor of the worst performing underlier. Under these circumstances, your payment at maturity will be less than 75% of the stated principal amount and could be zero.

▪
Credit of issuer. The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

▪
You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the Issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the securities, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the securities, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the securities. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the securities or receive a different security, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the securities.

By your acquisition of the securities, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in

April 2015	Page 10

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. Accordingly, your rights as a holder of the securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Please see “Consent to U.K. Bail-in Power” in this document and the risk factors in the accompanying prospectus addendum for more information.

▪
You will not receive any contingent quarterly payment for any quarterly period where the closing level of any underlier on the applicable determination date is less than its downside threshold level. A contingent quarterly payment will be made with respect to a quarterly period only if the closing level of each underlier is greater than or equal to its downside threshold level on the applicable determination date.  If the closing level of at least one underlier is below its downside threshold level on each determination date over the term of the securities, you will not receive any contingent quarterly payments.

▪
You are exposed to the market risk of each underlier, with respect to both the contingent quarterly payments, if any, and the payment at maturity, if any.  Your return on the securities is not linked to a basket consisting of each underlier.  Rather, it will be contingent upon the independent performance of each underlier.  Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlier.  Poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers.  To receive any contingent quarterly payments, each underlier must close at or above its downside threshold level on the applicable determination date.  In addition, if the securities have not been automatically redeemed early and any underlier has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlier over the term of the securities on a 1-to-1 basis, even if the other underliers have appreciated or have not declined as much.  Under this scenario, the value of any such payment will be less than 75% of the stated principal amount and could be zero.  Accordingly, your investment is subject to the market risk of each underlier.

▪
Because the securities are linked to the performance of the worst performing underlier, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlier.  The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier.  With three underliers, it is more likely that any underlier will close below its downside threshold level on any determination date than if the securities were linked to only one underlier, and therefore it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment.  In addition, because each underlier must close above its initial underlier value on a quarterly determination date (other than the final determination date) in order for the securities to be redeemed prior to maturity, the securities are less likely to be redeemed on any determination date (other than the final determination date) than if the securities were linked to just one underlier.

▪
Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities in a comparable investment with a similar level of risk in the event the securities are redeemed prior to the maturity date.

▪
Contingent repayment of principal applies only at maturity. You should be willing to hold the securities to maturity. If you sell the securities prior to maturity in the secondary market, if any, you may have to sell the securities at a loss relative to your initial investment even if the price of each underlier is above its downside threshold level.

▪
Investors will not participate in any appreciation in the value of any underlier. Investors will not participate in any appreciation in the value of any underlier from its initial underlier value, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing level of each underlier is greater than or equal to its downside threshold level. It is possible that the closing level of at least one underlier could be below its downside threshold level on most or all of the determination dates so that you will receive few or no contingent quarterly payments. If you do not receive sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪
The securities will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities.  In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the securities (as described on the cover page of this document), which may inhibit the development of a secondary market for the

April 2015	Page 11

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

securities.  The securities are not designed to be short-term trading instruments.  Accordingly, you should be willing and able to hold your securities to maturity.

▪
Potential conflicts.  We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.  As calculation agent, Barclays Bank PLC will determine the initial underlier values, the downside threshold levels, the final underlier values, whether the contingent quarterly payment will be paid on each contingent payment date, whether the securities will be redeemed following any determination date (other than the final determination date), the worst performing underlier at maturity, whether a market disruption event has occurred and the payment that you will receive upon an automatic early redemption or at maturity, if any. Determinations made by Barclays Bank PLC, in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final underlier value, in the event of a discontinuance of any or all of the underliers, may adversely affect the payment upon an automatic early redemption or at maturity.

▪
Suitability of the securities for investment. You should reach a decision to invest in the securities only after carefully considering, with your advisors, the suitability of the securities in light of your investment objectives and the specific information set out in this document, the index supplement, the prospectus addendum, the prospectus supplement and the prospectus. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the securities for investment.

▪
The contingent quarterly payment is based solely on the closing level of each underlier on the determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing level of each underlier on that determination date.  As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date. Moreover, because each contingent quarterly payment is based solely on the closing level of each underlier on a specific determination date, if the closing level of any underlier is less than its downside threshold level, you will not receive any contingent quarterly payment with respect to that determination date, even if the closing level of that underlier was higher on other days during the term of the securities.

▪
Higher contingent quarterly payments are generally associated with a greater risk of loss. Greater expected volatility with respect to an underlier reflects a higher expectation as of the pricing date that the price of that underlier could close below its downside threshold level on the determination dates.  This greater expected risk will generally be reflected in a higher contingent quarterly payment with respect to the securities.  However, while the contingent quarterly payment is set on the pricing date, the underliers’ volatility may change significantly over the term of the securities.  The values of the underliers for your securities could fall sharply, which could result in a significant loss of principal.

▪
Investing in the securities is not equivalent to investing in any or all underliers.  Investing in the securities is not equivalent to investing in any or all underliers or the securities composing the underliers.  Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities composing the underliers.

▪
The equity securities included in the IXE Index are concentrated in the energy sector.  All or substantially all of the equity securities included in the IXE Index are issued by companies whose primary line of business is directly associated with the energy sector, including the following industries: oil, gas and consumable fuels; and energy equipment and services. Market or economic factors affecting energy companies and companies that rely heavily on energy advances could have a major effect on the value of the IXE Index. Weak demand for energy companies' products or services or for energy products and services in general, as well as negative developments in these other areas, including natural disasters or terrorist attacks, would adversely impact the IXE Index's performance. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪
The equity securities included in the SX7E Index are concentrated in the banking industry. Each of the equity securities included in the SX7E Index has been issued by a company whose business is associated with the banking industry.  Because the value of the securities is determined in part by the performance of the SX7E Index, an investment in these securities will be concentrated in this industry.  As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

▪
There are risks associated with investments in securities linked to the value of non-U.S. equity securities, with respect to the MXEF Index and the SX7E Index. The equity securities included in the MXEF Index and the SX7E Index have been issued by non-U.S. companies. Investments in securities linked to the value of any non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of

April 2015	Page 12

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪
The securities are subject to risks associated with emerging markets with respect to the MXEF Index. The equity securities included in the MXEF Index have been issued by non-U.S. companies located in emerging market countries. Emerging markets pose further risks in addition to the risks associated with investing in foreign equity markets generally, as described in the previous risk factor.   Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries.  The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪
The securities do not provide direct exposure to fluctuations in foreign exchange rates with respect to the SX7E Index.  The value of the securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the securities composing the SX7E Index are denominated, although any currency fluctuations could affect the performance of the SX7E Index.  Therefore, if any applicable currency appreciates or depreciates relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your payment at maturity.

▪
The securities are subject to currency exchange risk with respect to the MXEF Index.  Because the prices of the securities composing the MXEF Index are converted into U.S. dollars for purposes of calculating the value of the MXEF Index, you will be exposed to the currency exchange rate risk with respect to each of the currencies in which the securities composing the MXEF Index trade.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as the relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  An investor's net exposure will depend on the extent to which the currencies of the securities composing the MXEF Index strengthen or weaken against the U.S. dollar and the relative weight of each currency.  If, taking into account such weighting, the dollar strengthens against the currencies of the securities composing the MXEF Index, the value of the MXEF Index will be adversely affected and any payment on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments; and

o	the extent of governmental surpluses or deficits in the relevant countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented by the securities underlying the MXEF Index and the United States and other countries important to international trade and finance.

▪
Adjustments to the underliers could adversely affect the value of the securities. The publisher of any or all of the underliers may discontinue or suspend calculation or publication of such underlier at any time.  In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlier and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪
Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the securities. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities could adversely affect the values of the underliers and, as a result, could decrease the amount an investor may receive on the securities at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial underlier values and, as a result, the downside threshold levels, which are the levels at or above which the respective underliers must close on each determination date in order for you to receive a contingent quarterly payment or, if the securities are not redeemed prior to maturity, in order for you to avoid being exposed to the negative price performance of the worst performing underlier at maturity.  Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underliers on the determination dates and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment at maturity.

April 2015	Page 13

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

▪
The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the values of the underliers on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the value and volatility (frequency and magnitude of changes in value) of each underlier;

o	whether the closing level of any underlier has been, or is expected to be, below its downside threshold level on any determination date;

o	correlation (or lack of correlation) of the underliers,

o	dividend rates on the securities composing the underliers;

o	interest and yield rates in the market;

o	time remaining until the securities mature;

o	supply and demand for the securities;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities composing the underliers and that may affect the final underlier values;

o	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the securities composing the MXEF Index and the SX7E Index trade; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen.  See “MSCI Emerging Markets Index Overview,” “Energy Select Sector Index Overview” and “EURO STOXX® Banks Index Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪
The estimated value of your securities is expected to be lower than the initial issue price of your securities. The estimated value of your securities on the pricing date is expected to be lower, and may be significantly lower, than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

▪
The estimated value of your securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

▪
The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

▪
The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities. The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities

April 2015	Page 14

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

▪
The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

▪
We and our affiliates may engage in various activities or make determinations that could materially affect your securities in various ways and create conflicts of interest. We and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the securities, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell these securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the securities. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the securities. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities.

▪
Tax treatment. Significant aspects of the tax treatment of the securities are uncertain.  You should consult your tax advisor about your tax situation.  See “Additional provisions—Tax considerations” below.

April 2015	Page 15

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

MSCI Emerging Markets Index Overview

The MXEF Index is calculated, maintained and published by MSCI Inc. The MXEF Index is a free-float adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. As of the date of this document, the MXEF Index consists of the following 23 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. For more information about the MXEF Index, see “Non-Proprietary Indices—Equity Indices—MSCI Indices” in the accompanying index supplement.

Information about the MXEF Index as of market close on April 22, 2015:

Bloomberg Ticker Symbol:	MXEF	52 Week High:	1,100.98
Current Closing Level:	1,047.61	52 Week Low:	909.98
52 Weeks Ago (4/23/2014):	1,003.79

The following table sets forth the published high, low and period-end closing levels of the MXEF Index for each quarter for the period of January 2, 2008 through April 22, 2015.  The associated graph shows the closing levels of the MXEF Index for each day in the same period.  The closing level of the MXEF Index on April 22, 2015 was 1,047.61.  We obtained the closing levels below from Bloomberg, without independent verification.  Historical performance of the MXEF Index should not be taken as an indication of future performance.  Future performance of the MXEF Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the MXEF Index during the term of the securities, including on the valuation date.  We cannot give you assurance that the performance of the MXEF Index will result in the return of any of your initial investment.

MSCI Emerging Markets Index	High	Low	Period End
2008
First Quarter	1,245.95	1,041.06	1,104.58
Second Quarter	1,249.73	1,084.79	1,087.12
Third Quarter	1,068.75	767.84	786.92
Fourth Quarter	786.17	454.34	567.04
2009
First Quarter	607.40	475.08	569.97
Second Quarter	802.21	580.76	761.30
Third Quarter	922.31	723.05	914.05
Fourth Quarter	989.47	901.39	989.47
2010
First Quarter	1,028.07	894.07	1,010.33
Second Quarter	1,047.51	855.52	917.99
Third Quarter	1,075.53	909.30	1,075.53
Fourth Quarter	1,155.94	1,075.85	1,151.38
2011
First Quarter	1,170.87	1,087.10	1,170.87
Second Quarter	1,206.49	1,098.33	1,146.22
Third Quarter	1,169.49	851.51	880.43
Fourth Quarter	1,010.12	831.22	916.39
2012
First Quarter	1,079.94	917.08	1,041.45
Second Quarter	1,055.63	882.46	937.35
Third Quarter	1,014.07	905.65	1,002.66
Fourth Quarter	1,055.20	969.82	1,055.20

April 2015	Page 16

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

2013
First Quarter	1,082.68	1,015.47	1,032.62
Second Quarter	1,061.09	883.34	940.33
Third Quarter	1,022.54	905.96	987.46
Fourth Quarter	1,044.66	979.88	1,002.69
2014
First Quarter	1,002.66	916.56	994.65
Second Quarter	1,057.59	993.12	1,050.78
Third Quarter	1,100.98	1,005.33	1,005.33
Fourth Quarter	1,016.07	909.98	956.31
2015
First Quarter	993.82	934.73	974.57
Second Quarter (through April 22, 2015)	1,052.25	982.93	1,047.61

MXEF Index Historical Performance— January 2, 2008 to April 22, 2015

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

April 2015	Page 17

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Energy Select Sector Index Overview

The IXE Index is a modified market capitalization-based index, intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy products. Companies in the IXE Index develop and produce crude oil and natural gas and provide drilling and other energy related services; as well as airlines, marine, road and rail and transportation infrastructure companies. The IXE Index is one of the nine select sector sub-indices of the S&P 500® Index. For additional information about the IXE Index, see “Annex A—Energy Select Sector Index” below.

Information about the IXE Index as of market close on April 22, 2015:

Bloomberg Ticker Symbol:	IXE	52 Week High:	1,017.13
Current Closing Level:	822.50	52 Week Low:	731.45
52 Weeks Ago (4/23/2014):	941.68

The following table sets forth the published high, low and period-end closing levels of the IXE Index for each quarter for the period of January 2, 2008 through April 22, 2015.  The associated graph shows the closing levels of the IXE Index for each day in the same period.  The closing level of the IXE Index on April 22, 2015 was 822.50.  We obtained the closing levels below from Bloomberg, L.P., without independent verification.  Historical performance of the IXE Index should not be taken as an indication of future performance.  Future performance of the IXE Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the IXE Index during the term of the securities, including on the valuation date.  We cannot give you assurance that the performance of the IXE Index will result in the return of any of your initial investment.

Energy Select Sector Index	High	Low	Period End
2008
First Quarter	804.35	675.91	742.94
Second Quarter	902.24	756.82	887.28
Third Quarter	892.82	604.25	640.73
Fourth Quarter	626.12	398.83	479.57
2009
First Quarter	520.52	379.72	426.79
Second Quarter	539.28	435.12	481.54
Third Quarter	557.89	445.89	540.88
Fourth Quarter	599.97	520.52	571.73
2010
First Quarter	605.65	538.77	577.01
Second Quarter	622.50	498.31	498.31
Third Quarter	563.33	495.17	562.00
Fourth Quarter	683.98	562.38	683.98
2011
First Quarter	803.17	680.42	800.44
Second Quarter	807.79	711.61	756.37
Third Quarter	800.17	587.26	587.26
Fourth Quarter	732.02	566.57	693.78
2012
First Quarter	762.69	697.23	720.32
Second Quarter	727.47	619.99	666.63
Third Quarter	765.85	652.29	737.23
Fourth Quarter	752.48	685.28	716.87

April 2015	Page 18

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

2013
First Quarter	800.16	731.28	796.60
Second Quarter	833.79	744.05	786.97
Third Quarter	853.03	791.83	832.35
Fourth Quarter	887.98	821.96	887.98
2014
First Quarter	894.54	822.40	894.20
Second Quarter	1,017.13	888.23	1,005.67
Third Quarter	1,009.83	909.65	909.65
Fourth Quarter	891.97	732.30	795.02
2015
First Quarter	822.71	731.45	776.85
Second Quarter (through April 22, 2015)	830.74	778.89	822.50

IXE Index Historical Performance— January 2, 2008 to April 22, 2015

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

April 2015	Page 19

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

EURO STOXX® Banks Index Overview

The SX7E Index is calculated, maintained and published by STOXX Limited, a company owned by Deutsche Börse AG and SIX Group AG. The SX7E Index is a free-float market capitalization index that currently includes 30 stocks of companies in the banking sector mainly from the 12 largest Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. For additional information about the SX7E Index, see “Annex B—EURO STOXX® Banks Index” below.

Information about the SX7E Index as of market close on April 22, 2015:

Bloomberg Ticker Symbol:	SX7E	52 Week High:	161.70
Current Closing Level:	155.12	52 Week Low:	124.29
52 Weeks Ago (4/23/2014):	154.63

The following table sets forth the published high, low and period-end closing levels of the SX7E Index for each quarter for the period of January 2, 2008 through April 22, 2015.  The associated graph shows the closing levels of the SX7E Index for each day in the same period.  The closing level of the SX7E Index on April 22, 2015 was 155.12.  We obtained the closing levels below from Bloomberg, without independent verification.  Historical performance of the SX7E Index should not be taken as an indication of future performance.  Future performance of the SX7E Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the SX7E Index during the term of the securities, including on the valuation date.  We cannot give you assurance that the performance of the SX7E Index will result in the return of any of your initial investment.

EURO STOXX® Banks Index	High	Low	Period End
2008
First Quarter	402.79	303.61	332.44
Second Quarter	369.84	280.81	280.81
Third Quarter	299.28	243.29	248.64
Fourth Quarter	271.86	132.45	147.70
2009
First Quarter	157.90	86.77	121.73
Second Quarter	183.93	125.08	174.08
Third Quarter	236.21	166.24	233.25
Fourth Quarter	240.47	212.90	219.96
2010
First Quarter	232.16	182.43	207.22
Second Quarter	218.04	151.48	167.90
Third Quarter	205.01	164.11	182.81
Fourth Quarter	189.93	152.42	160.88
2011
First Quarter	196.15	154.23	172.12
Second Quarter	179.71	150.94	160.33
Third Quarter	165.68	89.33	105.34
Fourth Quarter	115.91	86.27	100.34
2012
First Quarter	120.92	89.16	107.95
Second Quarter	107.80	77.65	90.00
Third Quarter	112.04	73.06	101.56
Fourth Quarter	114.56	101.60	112.36
2013

April 2015	Page 20

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

First Quarter	127.75	101.95	102.46
Second Quarter	118.77	100.51	101.39
Third Quarter	129.63	100.57	125.84
Fourth Quarter	142.30	129.32	141.43
2014
First Quarter	156.58	139.31	155.26
Second Quarter	162.81	145.66	146.52
Third Quarter	154.60	135.67	149.21
Fourth Quarter	149.39	129.86	134.51
2015
First Quarter	158.53	124.29	157.65
Second Quarter (through April 22, 2015)	161.70	151.82	155.12

SX7E Index Historical Performance— January 2, 2008 to April 22, 2015

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

April 2015	Page 21

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional provisions:
Record date:	One business day prior to the related contingent payment date
Postponement of maturity date and contingent payment dates:
The maturity date and any contingent payment date will be postponed if the relevant determination date is postponed due to the occurrence or continuance of a market disruption event with respect to an underlier on that determination date. In such a case, the contingent payment date or maturity date, as the case may be, will be postponed by the same number of business days from but excluding the originally scheduled determination date. See “Terms of the Notes—Maturity Date” in the accompanying prospectus supplement and “Market disruption events and adjustments” below.

Postponement of determination dates:
Each determination date is a “valuation date” for purposes of the accompanying prospectus supplement and may be postponed due to the occurrence or continuance of a market disruption event on that date.  See “Market disruption events and adjustments” below.  Notwithstanding anything to the contrary in the accompanying prospectus supplement, each determination date, including the final determination date, may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on that date.

Market disruption events and adjustments:
The calculation agent will adjust any variable described in this document, including but not limited to the maturity date, any determination date, the underliers, the closing levels of the underliers, the initial underlier values, the final underlier values and any combination thereof as described below and in the following sections of the accompanying prospectus supplement:

•      For a description of what constitutes a market disruption event as well as the consequences of that market disruption event with respect to each underlier, see “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities.” If the calculation agent determines that on any determination date, a market disruption event has occurred and is continuing with respect to any underlier, such determination date will be postponed. If such postponement occurs, the closing level of each underlier with respect to such determination date or the final underlier value of each underlier, as applicable, shall be determined using the closing levels of each underlier on the first following scheduled trading day on which no market disruption event occurs or is continuing with respect to any underlier. In no event, however, will a determination date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event has occurred and is continuing in respect of any underlier on such fifth day, the calculation agent will determine the closing level or final underlier value, as applicable, of any underlier unaffected by such market disruption event using the closing level of such underlier on such fifth day, and will determine the closing level or final underlier value, as applicable, of any underlier affected by such market disruption event using an estimate of the price of such underlier that would have prevailed on such fifth day in the absence of such event.

•      For a description of further adjustments that may affect the underliers, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices.”

Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:
You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement.  The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative

April 2015	Page 22

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Contracts” in the accompanying prospectus supplement.  Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, exchange or redemption of a security.  Assuming the treatment described above is respected, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent quarterly payments are properly treated as ordinary income, consistent with the position referred to above).  This gain or loss should be short-term capital gain or loss unless you hold the securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the issue price.  The deductibility of capital losses is subject to limitations.  If you sell your securities between the time your right to a contingent quarterly payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent quarterly payment.  Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination date but that can be attributed to an expected contingent quarterly payment could be treated as ordinary income.  You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected.  In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect.  You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders.  Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent quarterly payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax.  However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement.  If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Non-U.S. holders should also note that recently proposed Treasury regulations could impose a 30% (or lower treaty rate) withholding tax on amounts paid or deemed paid after December 31, 2015 that are treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the securities.  While it is not clear whether or in what form these regulations will be finalized, under recent Treasury guidance, these regulations would not apply to the securities.  Non-U.S. holders should consult their tax advisors regarding the potential application of these proposed regulations.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underliers and any other securities or instruments we may wish to use in connection with such hedging.  Trading and other transactions by us or our affiliates could affect the values of the underliers, the market value of the securities or any amounts payable on the securities. For further information on our use of proceeds

April 2015	Page 23

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.
ERISA:	See “Employee Retirement Income Security Act” starting on page S-120 in the accompanying prospectus supplement.
Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus, prospectus supplement, prospectus addendum and index supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.20 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security.

We will deliver the securities against payment therefor in New York, New York on May 6, 2015, which is the fourth scheduled business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to three business days before delivery will be required, by virtue of the fact that the securities will initially settle in four business days (T+4), to specify alternative settlement arrangements to prevent a failed settlement.

April 2015	Page 24

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Annex A—The Energy Select Sector Index

We have derived all information contained in this document regarding the Energy Select Sector Index (the “IXE Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC or BofA Merrill Lynch Research, as index compilation agent (the “index compilation agent”).

The IXE Index is reported by Bloomberg under the ticker symbol “IXE.”

The constituents included in the select sector indices (as defined below) are selected by the index compilation agent in consultation with S&P Dow Jones Indices LLC from the universe of companies represented by the S&P 500® Index. For further information about the S&P 500® Index, please see “Non-Proprietary Indices—Equity Indices—S&P 500® Index” in the accompanying index supplement. The composition and weighting of the components included in the select sector indices can be expected to differ from the composition and weighting of components included in any similar S&P 500® sector index that is published and disseminated by S&P Dow Jones Indices LLC. S&P Dow Jones Indices LLC acts as the index calculation agent in connection with the calculation and dissemination of the select sector indices. S&P Dow Jones Indices LLC’s only relationship to the index compilation agent is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index, which is determined, composed and calculated by S&P Dow Jones Indices LLC without regard to the index compilation agent.

The IXE Index is a modified market capitalization-based index, intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy products. Companies in the IXE Index develop and produce crude oil and natural gas and provide drilling and other energy related services; as well as airlines, marine, road and rail and transportation infrastructure companies. The IXE Index is one of the nine select sector sub-indices of the S&P 500® Index, each of which we refer to as a “select sector index.”

Construction and Maintenance

The select sector indices are developed, maintained and calculated in accordance with the following criteria:

•	Each of the component stocks in the select sector indices (the “component stocks”) is a constituent company of the S&P 500® Index.

•	Each stock in the S&P 500® Index is allocated to one and only one of the select sector indices.

•
The index compilation agent assigns each constituent stock of the S&P 500® Index to a select sector index. The index compilation agent, after consultation with S&P Dow Jones Indices LLC, assigns a particular company’s stock to a select sector index based on that company’s classification under the Global Industry Classification Standard (GICS).

•
The select sector indices are calculated using the same methodology utilized by S&P Dow Jones Indices LLC in calculating the S&P 500® Index. See “Non-Proprietary Indices—Equity Indices—S&P 500® Index” in the accompanying index supplement. The daily calculation of a select sector index is computed by dividing the total market value of the companies in that select sector index by a number called the index divisor.

•
The select sector indices are calculated by S&P Dow Jones Indices LLC using a modified “market capitalization” methodology subject to a capping methodology that implements Internal Revenue Code diversification requirements that are applicable to exchange-traded funds. For reweighting purposes, the select sector indices are rebalanced quarterly after the close of business on the second to last calculation day of March, June, September and December using the following procedures:

1.	The rebalancing reference date is two business days prior to the last calculation day of March, June, September and December.

2.
With prices reflected on the rebalancing reference date, and membership, shares outstanding, and other metrics as of the rebalancing effective date, each company is weighted using the modified market capitalization methodology. Modifications are made as described below.

3.
The select sector indices are first evaluated based on their companies’ modified market capitalization weights to ensure none of the select sector indices breach the maximum allowable limits defined in paragraphs 4 and 7 below. If a select sector index breaches any of the allowable limits, the companies are reweighted based on their float-adjusted market capitalization weights calculated using the prices as of the rebalancing reference date, and membership, shares outstanding and other metrics as of the rebalancing effective date.

4.
If any company has a weight greater than 24%, that company has its float-adjusted market capitalization weight capped at 23%. The cap is set to 23% to allow for a 2% buffer. This buffer is needed to ensure that no company exceeds 25% as of the quarter end diversification requirement date.

5.	All excess weight is equally redistributed to all uncapped companies within the relevant select sector capped index.

6.	After this redistribution, if the float-adjusted market capitalization weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

April 2015	Page 25

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

7.	The sum of the companies with weight greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

8.
If the rule in paragraph 7 is breached, all the companies are ranked in descending order of their float-adjusted market capitalization weights and the first stock that causes the 50% limit to be breached is identified. The weight of this company is, then, reduced to 4.6%.

9.	This excess weight is equally redistributed to all companies with weights below 4.6%. This process is repeated iteratively until paragraph 7 is satisfied.

10.
Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one business day prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure the select sector indices conform to all diversification requirements.

License Agreement

The IXE Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Barclays Bank PLC. S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“SPFS”). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes.

The securities are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the IXE 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Barclays Bank PLC with respect to the IXE 500 Index is the licensing of the IXE Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The IXE Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Barclays Bank PLC or the securities. S&P Dow Jones Indices has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the IXE Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the IXE Index will accurately track the performance of the index or provide positive investment returns. SPDJI is not an investment advisor. Inclusion of a security within the IXE Index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the IXE Index. It is possible that this trading activity will affect the value of the IXE Index and the securities.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE IXE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION (INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS)) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE IXE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND BARCLAYS BANK PLC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

April 2015	Page 26

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

Annex B—The EURO STOXX® Banks Index
We have derived all information contained in this document regarding the EURO STOXX® Banks Index (the “SX7E Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, without independent verification.  This information reflects the policies of, and is subject to change by, STOXX Limited.  The SX7E Index is calculated, maintained and published by STOXX Limited.  STOXX Limited has no obligation to continue to publish, and may discontinue publication of, the SX7E Index.

The SX7E Index is calculated in euros and is reported by Bloomberg under the ticker symbol “SX7E.”

The SX7E Index was created by STOXX Limited, a joint venture between Deutsche Börse AG and SIX Group AG.  Publication of the SX7E Index began on June 15, 1998, based on an initial SX7E Index value of 100 at December 31, 1991. The SX7E Index is disseminated on the STOXX Limited website: http://www.stoxx.com, which sets forth, among other things, the country and industrial sector weightings of the securities included in the SX7E Index and updates these weightings at the end of each quarter.  Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this document.

Index Composition

The SX7E Index is one of 19 EURO STOXX® Supersector indices that compose the STOXX® Europe 600 Index.  The STOXX® Europe 600 Index contains the 600 largest European stocks by free float market capitalization.  Each of the 19 EURO STOXX® Supersector indices contain the companies within the Eurozone subset of the STOXX® Europe 600 Index that fall within the relevant supersector, determined by reference to the Industry Classification Benchmark (“ICB”), an international system for categorizing companies that is maintained by FTSE International Limited.  The SX7E Index includes companies in the banks supersector, which tracks companies providing a broad range of financial services, including retail banking, loans and money transmissions.  The SX7E Index currently includes 30 stocks of banks market sector leaders mainly from the twelve largest Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.

The composition of each of the EURO STOXX® Supersector indices is reviewed quarterly, based on the closing stock data on the last trading day of the month following the implementation of the last quarterly index review.  The component stocks are announced on the fourth Tuesday of the month immediately prior to the review implementation month.  Changes to the component stocks are implemented on the third Friday in each of March, June, September and December and are effective the following trading day.

The STOXX® Europe 600 Index is also reviewed on an ongoing basis, and any changes affecting the STOXX® Europe 600 Index are also applied to the relevant EURO STOXX® Supersector index.  Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the STOXX® Europe 600 Index composition are immediately reviewed.  Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

The free float factors and weighting cap factors for each component stock used to calculate the EURO STOXX® Supersector indices, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

Index Calculation

The EURO STOXX® Supersector indices are calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating each EURO STOXX® Supersector index value at any time can be expressed as follows:

Index =	free float market capitalization of the relevant EURO STOXX® Supersector Index
Divisor
The “free float market capitalization of the relevant EURO STOXX® Supersector index” is equal to the sum of the products of the price, number of shares, free float factor and weighting cap factor for each component stock as of the time the relevant EURO STOXX® Supersector index is being calculated.

The divisor for each EURO STOXX® Supersector index is adjusted to maintain the continuity of that EURO STOXX® Supersector index values despite changes due to corporate actions.  The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

April 2015	Page 27

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

(1) Special cash dividend:

Cash distributions that are outside the scope of the regular dividend policy or that the company defines as an extraordinary distribution

Adjusted price = closing price – dividend announced by the company × (1 – withholding tax if applicable)

Divisor: decreases

(2) Split and reverse split: Adjusted price = closing price × A / B New number of shares = old number of shares × B / A Divisor: unchanged
(3) Rights offering:

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made.

In case the share increase is greater than or equal to 100% (B / A ≥ 1), the adjustment of the shares and weight factors are delayed until the new shares are listed.

Adjusted price = (closing price × A + subscription price × B) / (A + B)

New number of shares = old number of shares × (A + B)/ A

Divisor: increases

(4) Stock dividend: Adjusted price = closing price × A / (A + B) New number of shares = old number of shares × (A + B) / A Divisor: unchanged
(5) Stock dividend (from treasury stock):

Stock dividends from treasury stocks will be adjusted as cash dividends.

If treated as regular cash dividend, only the return indices are adjusted:

Adjusted close = close – close × B / (A + B)

If treated as extraordinary dividend, the price and return indices are adjusted:

Adjusted close = close – close × B / (A + B)

Divisor: decreases

(6) Stock dividend of another company: Adjusted price = (closing price × A – price of other company × B) / A Divisor: decreases
(7) Return of capital and share consolidation:

Adjusted price = (closing price – capital return announced by company × (1-withholding tax)) × A / B

New number of shares = old number of shares × B / A

Divisor: decreases

(8) Repurchase of shares / self tender:

Adjusted price = ((price before tender × old number of shares) – (tender price × number of tendered shares)) / (old number of shares – number of tendered shares)

New number of shares = old number of shares

(9) Spin-off: Adjusted price = (closing price × A – price of spun-off shares × B) / A Divisor: decreases

April 2015	Page 28

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

– number of tendered shares Divisor: decreases
(10) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.

If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C × (1 + B / A)) / ((A + B) × ( 1 + C / A))

New number of shares = old number of shares × ((A + B) × (1 + C / A)) / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C) /((A + C) × (1 + B / A))

New number of shares = old number of shares × ((A + C) × (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price × A + subscription price × C) / (A + B + C)

New number of shares = old number of shares × (A + B + C) / A

Divisor: increases

(11) Addition / deletion of a company: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.	(12) Free float and shares changes: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

License Agreement

We have entered into a non-exclusive license agreement with STOXX whereby we, in exchange for a fee, are permitted to use the SX7E Index in connection with certain securities, including the securities.  The license agreement between STOXX and us provides that the following language must be set forth herein:

STOXX and its licensors (the ‘Licensors’) have no relationship to Barclays Bank PLC, other than the licensing of the SX7E Index and the related trademarks for use in connection with the securities.

STOXX and its Licensors do not:

•	Sponsor, endorse, sell or promote the securities.

•	Recommend that any person invest in the securities or any other securities.

•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of securities.

•	Have any responsibility or liability for the administration, management or marketing of the securities.

Consider the needs of the securities or the owners of the securities in determining, composing or calculating the SX7E Index or have any obligation to do so.

STOXX and its Licensors will not have any liability in connection with the securities. Specifically,

•	STOXX and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about:

April 2015	Page 29

Contingent Income Auto-Callable Securities due May 3, 2018
Based on the Value of the Worst Performing of the MSCI Emerging Markets Index, the Energy Select Sector Index and the EURO STOXX® Banks Index
Principal at Risk Securities

•	The results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the SX7E Index and the data included in the SX7E Index;

•	The accuracy or completeness of the SX7E Index and its data;

•	The merchantability and the fitness for a particular purpose or use of the SX7E Index and its data;

STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the SX7E Index or its data;

Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between Barclays Bank PLC and STOXX is solely for their benefit and not for the benefit of the owners of the securities or any other third parties.

April 2015	Page 30